Exhibit (e)(10)

Farmers New World Life Insurance Company

Life Home Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 1-800-238-9671
Mailing address: P.O. Box 248831, Oklahoma City, OK 73124-8831
Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008

FARMERS INSURANCE

Variable Policy Application Supplement

Application ID/Policy #:________________________

A Proposed/Insured

Plan: **FELVUL**

1. Full Legal Name (First, Middle, Last, Suffix)
____

2. Parent/Legal Guardian Name
(Applicable only to juvenile policy and if other than Policy Owner)
____

B Proposed/Policy Owner(s) – Suitability Information

1. Policy Owner's Full Legal Name (First, Middle, Last, Suffix)
(If other than Proposed Insured)
____

2. Policy Co-Owner's Full Legal Name (First, Middle, Last, Suffix)
(If applicable)
____

3. **Household Net Worth:**
(excluding personal residence, furnishings, automobile)
- ☐ $25,000 & under
- ☐ $25,001 - $50,000
- ☐ $50,001 - $200,000
- ☐ $200,001 - $500,000
- ☐ $500,001 - $1,000,000
- ☐ $1,000,001 - $3,000,000
- ☐ Over $3,000,000

4. **Goals:**
- ☐ Life Insurance
- ☐ Retirement
- ☐ Accumulation
- ☐ Education
- ☐ Other: ________________

5. **Risk Tolerance:**
- ☐ Conservative
- ☐ Moderately Conservative
- ☐ Moderate
- ☐ Moderately Aggressive
- ☐ Aggressive

C Premium Allocation

Note: If no allocation is selected, 100% of premium will be allocated to the Fixed Account.

Indicate how premiums are to be allocated among investments in the subaccounts until later changed by the Policy Owner(s). The initial premium payment will be allocated to the Fixed Account for the period described in the prospectus.

I have elected to allocate my premiums as follows: *(All allocations must total 100%. Percentages must be in whole numbers.)*

- **American Funds Insurance Series:** ***(Class 2 Shares)***
  ____ % Asset Allocation Fund
  ____ % Capital Income Builder
  ____ % Global Growth and Income Fund
  ____ % Global Growth Fund
  ____ % Growth Fund
  ____ % Growth Income Fund
  ____ % International Fund
- **Fidelity VIP FundsManager Portfolios:** ***(Class 2 Shares)***
  ____ % FundsManager 20% Portfolio
  ____ % FundsManager 50% Portfolio
  ____ % FundsManager 70% Portfolio
  ____ % FundsManager 85% Portfolio
- **Fidelity VIP Freedom Portfolios:** ***(Class 2 Shares)***
  ____ % 2005 Portfolio
  ____ % 2010 Portfolio
  ____ % 2015 Portfolio
  ____ % 2020 Portfolio
  ____ % 2025 Portfolio
  ____ % 2030 Portfolio
  ____ % Freedom Income Portfolio
- **PVC Strategic Asset Management (SAM) Portfolio:** ***(Class 2 Shares)***
  ____ % Flexible Income
  ____ % Conservative Balanced
  ____ % Balanced
  ____ % Conservative Growth
  ____ % Strategic Growth
- **Deutsche Variable Series I *(Class A Shares)***
  ____ % Deutsche Bond VIP
  ____ % Deutsche Global Small Cap VIP
  ____ % Deutsche CROCI® International VIP
- **Deutsche Variable Series II *(Class A Shares)***
  ____ % Deutsche Government & Agency Securities VIP
  ____ % Deutsche High Income VIP
  ____ % Deutsche Money Market VIP
  ____ % Deutsche Large Cap Value VIP
- **Dreyfus *(Service Class Shares)***
  ____ % Socially Responsible Growth Fund, Inc.
- **Dreyfus Variable Investment Fund *(Service Class Shares)***
  ____ % Opportunistic Small Cap Portfolio
- **Fidelity Variable Insurance Products Funds ("VIP") *(Service Class Shares)***
  ____ % Fidelity VIP Growth Portfolio
  ____ % Fidelity VIP Index 500 Portfolio
  ____ % Fidelity VIP Mid-Cap Portfolio
- **Franklin Templeton Variable Insurance Products Trust *(Class 2 Shares)***
  ____ % Franklin Small-Mid Cap Growth VIP Fund
  ____ % Franklin Small Cap Value VIP Fund
- **Janus Aspen Series**
  ____ % Janus Aspen Balanced Portfolio (Service Shares)
  ____ % Janus Aspen Forty Portfolio (Institutional Shares)
- **PIMCO Variable Insurance Trust *(Administrative Class Shares)***
  ____ % PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)
  ____ % PIMCO VIT Low Duration Bond Portfolio
- **Fixed Account *(Must be used if DCA Requested)*** ____ % Fixed Account

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D Optional Premium Allocation Feature

☐ I elect **Automatic Asset Rebalancing (AAR)** among the accounts chosen above (excluding Fixed Account).
I elect to have the assets in the subaccounts moved to match the **Premium Allocation** elections.

E Additional Optional Features

☐ I elect **Dollar Cost Averaging (DCA)** $ ________ ($100 minimum) per month from the **Fixed Account**.

The starting balance of the Fixed Account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner(s) instructs otherwise, or until all money has been transferred out of the Fixed Account, whichever is earlier.

I allocate DCA as follows:
(All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)

- **American Funds Insurance Series:** ***(Class 2 Shares)***
  _____% Asset Allocation Fund
  _____% Capital Income Builder
  _____% Global Growth and Income Fund
  _____% Global Growth Fund
  _____% Growth Fund
  _____% Growth Income Fund
  _____% International Fund

- **Fidelity VIP FundsManager Portfolios:** ***(Class 2 Shares)***
  _____% FundsManager 20% Portfolio
  _____% FundsManager 50% Portfolio
  _____% FundsManager 70% Portfolio
  _____% FundsManager 85% Portfolio

- **Fidelity VIP Freedom Portfolios:** ***(Class 2 Shares)***
  _____% 2005 Portfolio
  _____% 2010 Portfolio
  _____% 2015 Portfolio
  _____% 2020 Portfolio
  _____% 2025 Portfolio
  _____% 2030 Portfolio
  _____% Freedom Income Portfolio

- **PVC Strategic Asset Management (SAM) Portfolio:** ***(Class 2 Shares)***
  _____% Flexible Income
  _____% Conservative Balanced
  _____% Balanced
  _____% Conservative Growth
  _____% Strategic Growth

- **Deutsche Variable Series I *(Class A Shares)***
  _____% Deutsche Bond VIP
  _____% Deutsche Global Small Cap VIP
  _____% Deutsche CROCI® International VIP
- **Deutsche Variable Series II *(Class A Shares)***
  _____% Deutsche Government & Agency Securities VIP
  _____% Deutsche High Income VIP
  _____% Deutsche Money Market VIP
  _____% Deutsche Large Cap Value VIP
- **Dreyfus *(Service Class Shares)***
  _____% Socially Responsible Growth Fund, Inc.
- **Dreyfus Variable Investment Fund *(Service Class Shares)***
  _____% Opportunistic Small Cap Portfolio
- **Fidelity Variable Insurance Products Funds ("VIP") *(Service Class Shares)***
  _____% Fidelity VIP Growth Portfolio
  _____% Fidelity VIP Index 500 Portfolio
  _____% Fidelity VIP Mid-Cap Portfolio
- **Franklin Templeton Variable Insurance Products Trust *(Class 2 Shares)***
  _____% Franklin Small-Mid Cap Growth VIP Fund
  _____% Franklin Small Cap Value VIP Fund
- **Janus Aspen Series**
  _____% Janus Aspen Balanced Portfolio (Service Shares)
  _____% Janus Aspen Forty Portfolio (Institutional Shares)
- **PIMCO Variable Insurance Trust *(Administrative Class Shares)***
  _____% PIMCO VIT Foreign Bond Portfolio (U.S. Dollar- Hedged)
  _____% PIMCO VIT Low Duration Bond Portfolio

F Telephone Transfer Authorization

☐ **Yes**. By checking "Yes," I (we), as Policy Owner(s), **authorize** Farmers New World Life Insurance Company (FNWL) to act upon my telephone transfer requests. I understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product's prospectus.

☐ **No**. I (We), as Policy Owner(s), do **not** authorize telephone transfers.

(If both boxes above are left blank, telephone transfers will **not** be allowed.)

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G Electronic Delivery Election ? Yes. By checking “Yes,” I (we) authorize FNWL to provide my variable life prospectus(es), fund company prospectus(es), semi-annual and annual reports, and supplements (collectively, the “documents”) by electronic delivery (CD-ROM, in PDF format or through a hyperlink on the Company’s website). I understand that I must have access to a personal computer with appropriate computer hardware, software and internet access (my internet provider may charge for internet access) to access and view the documents. I may request paper copies of the documents at any time without revoking my electronic delivery election. I can revoke my electronic delivery selection at any time by contacting FNWL by telephone or by mail. (If the box above is not checked, documents will be provided to you by U.S. mail.) H Sales Illustration If a hypothetical sales illustration was used during the sales process, then please attach a copy. I Acknowledgement & Authorization Signatures I (We) understand that the amount and duration of the policy’s death benefit may vary under the specified conditions. Policy Values may increase or decrease in accordance with the investment experience of the investments held in the subaccount(s). Illustrations of benefits, including Death Benefits, Policy Values and Cash Surrender Values, are available upon request. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. I (We) understand that portions or all of the data collected to create this Variable Policy Application Supplement (Supplement), including my signature, may be transmitted by electronic means and/or retained in electronic format. By signing below, I consent to this transaction by electronic means and confirm that I have not withdrawn my consent. I will receive a copy of this Supplement, which will become part of the Policy Contract, if issued or upon receipt of a written request directed to FNWL. I (We) have read the completed Supplement, or have had it read to me, and agree that all the statements and answers are true and complete to the best of my knowledge and belief. I agree that it forms a part of my application and is subject to the terms and conditions found in the application and the Policy Contract, if issued. Fraud Warning: I (We) also acknowledge that I have read, or have had read to me, and that I understand the fraud warning and/or other notice listed on Form 31-4226 for my state of residence, if any. Signed on in Date/Time State Policy Owner Signed in Signature of Proposed/Insured – (or Parent if Proposed/Insured is a juvenile and if other than Policy Owner) X X Insured Parent/Legal Guardian Signature of Proposed/Policy Owner(s) – (if other than Proposed/Insured) X X Policy Owner Title (if applicable) Policy Co-Owner Title (if applicable) Signature of Insurance Producer X Insurance Producer Agent Code Number Date